EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

The undersigned executive officers of Home Federal Bancorp, Inc. of Louisiana (the “Registrant”) hereby certify that the Registrant’s Form 10-Q for the quarter ended December 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February 12, 2024		/s/ James R. Barlow
		Name:	James R. Barlow
		Title:	Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)

Date:	February 12, 2024		/s/ Glen W. Brown
		Name:	Glen W. Brown
		Title:	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Home Federal Bancorp, Inc. of Louisiana and will be retained by Home Federal Bancorp, Inc. of Louisiana and furnished to the Securities and Exchange Commission or its staff upon request.